Exhibit 10.6

Execution Version

FIFTH AMENDMENT TO
CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 7, 2020, by and among RILEY EXPLORATION - PERMIAN, LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders which is signatory hereto, and TRUIST BANK, successor by merger to SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 28, 2017, as amended by that certain First Amendment to Credit Agreement dated as of February 27, 2018, that certain Second Amendment to Credit Agreement dated as of November 9, 2018, that certain Third Amendment to Credit Agreement dated as of April 3, 2019 and that certain Fourth Amendment to Credit Agreement dated as of October 15, 2019 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower;

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth below; and

WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the amendments to the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.      Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Amendment.

SECTION 2.      Amendments to Existing Credit Agreement. Effective on the Amendment Effective Date, the Existing Credit Agreement is amended as follows:

(a)           Section 1.1 of the Existing Credit Agreement is amended by inserting the following definitions in proper alphabetical order:

“Consolidated Cash Balance” shall mean, at any time, (a) the aggregate amount of cash and cash equivalents of the Loan Parties (determined in accordance with GAAP) minus (b) to the extent such amounts are included in the calculation of clause (a) of this definition, cash and cash equivalents of Loan Parties consisting of proceeds from an issuance of or capital contributions to Capital Stock of the Borrower that are deposited in a Controlled Account and with respect to which a Responsible Officer of the Borrower has certified in writing to the Administrative Agent (i) the amount of such proceeds, (ii) a description of such Capital Stock and (iii) a description of the intended use of such proceeds, minus (c) to the extent such amounts are included in the calculation of clause (a) of this definition, cash and cash equivalents of the Loan Parties that are deposited in a Controlled Account and to be used by a Loan Party to pay for the purchase or acquisition of Oil and Gas Properties by such Loan Party and with respect to which such Loan Party has entered into a binding and enforceable purchase and sale agreement (and the Borrower has delivered a certificate of a Responsible Officer certifying the entry into such purchase and sale agreement); provided that the deduction provided for by this clause (c) shall only apply from the date such purchase and sale agreement is entered into until the closing or termination of such purchase and sale agreement (including, (x) with respect to amounts held in escrow, until release of such amounts and (y) with respect to amounts that will be paid after closing in accordance with the terms of such purchase agreement or related agreement, until payment of such amounts) minus (d) the amount of cash set aside to pay amounts then due and owing to unaffiliated third parties minus (e) the amount of cash for which the Loan Parties have issued checks or initiated wires or ACH transfers in order to utilize such cash (or will, within five (5) Business Days issue checks or initiate wires or ACH transfers in order to utilize such cash).

“Consolidated Cash Balance Limit” shall mean, at any time, the greater of (a) $15,000,000 and (b) ten percent (10%) of the Borrowing Base in effect at such time.

“Excess Cash” shall have the meaning set forth in Section 2.11(d).

“Excess Cash Payment” shall mean any payment contemplated by Section 2.11(d).

(b)           Section 2.11 of the Existing Credit Agreement is amended by inserting the following as a new clause (d):

“(d) If the Consolidated Cash Balance exceeds the Consolidated Cash Balance Limit for five (5) consecutive Business Days (the amount of such excess on such fifth (5th) Business Day being “Excess Cash”), then the Borrower shall, on such fifth (5th) Business Day, prepay the Loans (other than any Letters of Credit) in an amount not less than the Excess Cash. Any prepayments made by the Borrower pursuant to this subsection (d) shall be without premium, minimum payment amount or penalty and shall be applied to the principal balance of any Borrowing specified by the Borrower. If, as a result of a mandatory prepayment pursuant to this Section 2.11(d), a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Lenders shall waive any amounts required pursuant to Section 2.18.”

(c)           Section 2.18 of the Existing Credit Agreement is amended by deleting “In the event of” and replacing it with “Except in the event of an Excess Cash Payment, in the event of”.

(d)           Section 3.2 of the Existing Credit Agreement is amended by (i) deleting the “and” at the end of clause (b) and replacing it with a semicolon, (ii) deleting the period at the end of clause (c) and replacing it with “; and” and (iii) inserting the following as a new clause (d):

“(d) in the case of a Borrowing, after giving pro forma effect to the use of proceeds from such Borrowing, such Borrowing would not otherwise cause the Loan Parties to have any Excess Cash, except as permitted by and subject to the provisions of this Agreement.”

(e)           The last paragraph of Section 3.2 of the Existing Credit Agreement is amended by deleting “subsections (a) and (b) of this Section” and replacing it with “subsections (a), (b) and (d) of this Section”.

(f)            Section 7.5(vi)(2) of the Existing Credit Agreement is amended by deleting “3.00” and replacing it with “2.75”.

(g)           The definition of “Bank Product Provider” in Section 1.1 of the Existing Credit Agreement, the definition of “Control Account Agreement” in Section 1.1 of the Existing Credit Agreement, the definition of “Issuing Bank” in Section 1.1 of the Existing Credit Agreement, the definition of “Lender-Related Hedge Provider” in Section 1.1 of the Existing Credit Agreement, Section 9.1(a) of the Existing Credit Agreement, Section 10.1(a)(i) of the Existing Credit Agreement, and Section 10.4(c) of the Existing Credit Agreement are amended by deleting each reference to “SunTrust Bank” and replacing it with “Truist Bank, successor by merger to SunTrust Bank”.

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(h)         Schedule II to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on Schedule II to this Amendment.

SECTION 3.      Borrowing Base and Aggregate Elected Commitment Amount. Effective on the Amendment Effective Date, the Borrowing Base is decreased to $150,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. The Borrowing Base redetermination provided for by this Amendment is the Scheduled Redetermination for February 1, 2020. This Amendment shall serve as a New Borrowing Base Notice under the Credit Agreement. Pursuant to Section 2.7(d)(viii) of the Credit Agreement, as a result of the decrease of the Borrowing Base provided by this Section 3, (a) the Aggregate Elected Commitment Amount of the Lenders is automatically reduced to $150,000,000 concurrently with such decrease of the Borrowing Base and (b) upon such reduction of the Aggregate Elected Commitment Amount each Lender’s Elected Commitment is as set forth on Schedule II to this Amendment.

SECTION 4.      Conditions of Effectiveness.

(a)         This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 10.2 of the Credit Agreement):

(1)                The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders and the Borrower (which may be by PDF transmission);

(2)                Each of the representations and warranties set forth in Section 4 of this Amendment shall be true and correct;

(3)                Since December 31, 2019, no Material Adverse Effect has occurred and is continuing, or would reasonably be expected to have occurred and be continuing; and

(4)                Borrower shall have paid all fees and expenses due and owing to the Lenders, the Administrative Agent and the Sole Lead Arranger on or prior to the Amendment Effective Date pursuant to the terms of this Amendment (including, but not limited to, reasonable attorneys’ fees of counsel to the Administrative Agent (but limited to one primary outside counsel for the Administrative Agent and Lead Arranger)).

(b)         Without limiting the generality of the provisions of Sections 3.1 and 3.2 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

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SECTION 5.      Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)           It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)           The Credit Agreement, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which Borrower is a party constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)           This Amendment does not and will not violate any provisions of any limited liability company agreement, bylaws and other organizational and governing documents of the Borrower.

(d)           No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, is required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(e)           At the time of and immediately after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except that any representation and warranty which by its terms is made as of a specified date shall be required to be so true and correct in all material respects only as of such specified date.

(f)            At the time of and immediately after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall exist and be continuing.

(g)           Since December 31, 2019, no Material Adverse Effect has occurred and is continuing or could reasonably be expected to have occurred and be continuing.

SECTION 6.      Miscellaneous.

(a)           Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Existing Credit Agreement as amended hereby.

(b)           Effect on the Credit Agreement; Ratification. Except as specifically amended by this Amendment, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, the Borrower hereby ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the amendments set forth herein.

(c)           Extent of Amendments. Except as otherwise expressly provided herein, the Existing Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Existing Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.

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(d)           Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Amendment is a Loan Document.

(e)           Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff exercisable by it, except pursuant to the terms of the Credit Agreement and Loan Documents, if any, to the payment of any Obligations of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(f)            Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g)           Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(h)           Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7.      NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 8.      No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Signatures Pages Follow

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RILEY EXPLORATION - PERMIAN, LLC,
as Borrower

By:	/s/ Jeffrey M. Gutman
Jeffrey M. Gutman
Chief Financial Officer

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

TRUIST BANK, SUCCESSOR BY MERGER TO SUNTRUST BANK,
as Administrative Agent, as Issuing Bank and as a Lender

By:	/s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

IBERIABANK,
as a Lender

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Market President – Energy Lending

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

ZIONS BANCORPORATION, NATIONAL ASSOCIATION DBA AMEGY BANK,
as a Lender

By:	/s/ Matt Lang
Name: Matt Lang
Title: Vice President – Amegy Bank Division

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

TEXAS CAPITAL BANK, N.A.,
as a Lender

By:	/s/ Jamie Hibbert
Name: Jamie Hibbert
Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lyle Levy Jr.
Name: Lyle Levy Jr.
Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement

Riley Exploration - Permian, LLC

Schedule II

Pro Rata Shares, Elected Commitments and Maximum Loan Amounts

Lender	Pro Rata Share	Elected Commitment	Maximum Loan Amount
Truist Bank	36.8421052611%	$55,263,157.89	$184,210,526.31
IBERIABANK	24.5614035111%	$36,842,105.26	$122,807,017.56
Zions Bancorporation, National Association dba Amegy Bank	16.3742690056%	$24,561,403.51	$81,871,345.03
Texas Capital Bank, N.A.	11.1111111111%	$16,666,666.67	$55,555,555.55
Capital One, National Association	11.1111111111%	$16,666,666.67	$55,555,555.55
TOTAL	100.000000000000%	$150,000,000.00	$500,000,000.00

Schedule II to Credit Agreement